EXHIBIT 10.6

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

AMENDMENT NO. 2 TO LEASE

THIS AMENDMENT NO. 1 TO LEASE (“Amendment No. 2”) is dated for reference purposes only October 11, 2000, and is made by and between KILROY REALTY, L.P., a Delaware Limited Partnership, KILROY REALTY CORPORATION, a Maryland Corporation, General Partner (“Landlord”), MEMEC, LLC, a Delaware Limited Liability Company (“Tenant”), with reference to the following facts and objectives:

R  E  C  I  T  A  L  S:

A. ADI MEMEC PARTNERS, L.P., predecessor-in-interest to Landlord, acting in the capacity of and therein referred to as Landlord, entered into a Lease, dated March 20, 1997, with Memec, Inc., also known as Raab Karcher Electronics, Inc., predecessor-in-interest to Tenant, acting in the capacity of and therein referred to as Tenant (the “Lease”), which Lease is for Landlord’s Building, with a street address of 795 Trademark Drive, Reno, Nevada (the “Premises”).

B. The Lease was amended by that certain Amendment To Lease dated May 10, 1997 (Amendment No. 1), formally changing Tenant’s name from MEMEC, Inc. to RAAB KARCHER ELECTRONICS, INC. The Lease, Amendment No. 1 and this Amendment No. 2 are hereinafter collectively referred to as the “Lease.”

C. The original Term of the Lease commenced on February 1, 1998, and the Term of the Lease expires at midnight on January 31, 2013 (the “Initial Lease Term”), subject to three options to extend the Term of the Lease for three (3) additional five (5) year periods.

D. The current total Monthly Base Rent applicable to the Premises is ***.

E. Tenant wishes to complete additional improvements (the “Additional Improvements”) to the Premises consisting of the installation of one or more Tenant-supplied emergency generators (“Generators”), and the construction of a permanent enclosure to house same.

F. Landlord and Tenant desire to acknowledge the foregoing and to amend the Lease as hereinafter provided.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Construction of Enclosure and Installation of Generators

Tenant shall construct the Generators’ enclosure as Additional Improvements to the Premises, based on plans and specifications provided by Tenant and reasonably approved by Landlord, and screen from view the Generators and related equipment in a manner reasonably acceptable to Landlord. Landlord’s reliance on such plans shall not create any responsibility or liability on the part of Landlord for their completeness, sufficiency, design or compliance with any Applicable Laws, and shall not relieve Tenant of any of Tenant’s responsibility or liability for the same. Tenant shall be responsible for all costs and expenses associated with the design, procurement and installation of the Generators and the design and construction of the enclosure.

***	Material has been omitted pursuant to a request for confidential treatment.

2. Repairs and Maintenance

Tenant shall at all times, and at its sole cost and expense, be responsible for the maintenance, repair and replacement of the Generators and shall ensure that the Generator’s, and Tenant’s use of the same, are at all times in compliance with any and all Applicable Laws, as well as in compliance with all requirements of any insurer of Landlord, and in compliance with all reasonable requirements of any environmental consultant(s) retained by Landlord in connection with the Demised Premises, as that term is defined in the Lease. Tenant shall cause the Generators to be inspected by an individual qualified and licensed in the state of California and/or by the County of Washoe, as the case may be, at least one time each calendar year, and shall provide Landlord with a copy of all such reports promptly after each such inspection. Tenant’s obligation to maintain and repair the Generators shall further be subject to all terms and conditions in the Lease applicable to the maintenance and repair of the Demised Premises, including, but not limited to, Sections 8.1 and 9.1 of the Lease.

3. Indemnification of Landlord

Tenant hereby acknowledges and agrees that the presence of the Generators on the Demised Premises, and the use by Tenant of the Generators thereon, shall be subject in all respects to Article 4.3 (“Hazardous Substances”) of the Original Lease, including, but not limited to, Tenant’s obligation to indemnify Landlord under Article 4.3(d) of the Original Lease. Tenant’s obligations hereunder shall survive the termination or expiration of the Lease.

4. Removal of Generators by Tenant

Upon expiration or earlier termination of the Lease, Tenant shall, at Tenant’s sole cost and expense, remove the Generators, and all extensions, parts, conduits and installations connected therewith, including the enclosure, from the Demised Premises, and shall repair any damage to the Demised Premises, in connection therewith. Promptly after the removal of the Generators, Tenant shall, at Tenant’s sole cost and expense, retain a qualified and licensed environmental consultant to examine the area where the Generators were located, and to provide Landlord with a report of said consultants findings. Upon removal of the Generators by Tenant as herein provided, Tenant shall, at Landlord’s option, cause the area of the Demised Premises where the Generators were located to be returned to a condition which is substantially similar to the condition of such area prior to the installation of the Generators (i.e. parking and landscaping), including the remediation of any soils, ground water or any other parts of the Demised Premises affected by the Generators or Tenant’s use thereof, and to a condition which is otherwise reasonably satisfactory to Landlord.

5. Notices

Landlord hereby amends its Address for Notices contained in the Lease as follows:

To Landlord:	Kilroy Realty, L.P. 2250 East Imperial Highway, Suite 1200 El Segundo, California 90245 Attn: Nadine Kirk Facsimile: (310) 322-8790

with a copy to:	Kilroy Realty, L.P. 2250 East Imperial Highway, Suite 1200 El Segundo, California 90245 Attn: Jeff Hawken Facsimile: (310) 322-5981

with an additional copy to:	Kilroy Realty, L.P. 3811 Valley Centre Drive San Diego, California 92130 Attn: Steve Scott Facsimile: (858) 523-0330

6. Counterparts

This Amendment may be executed in multiple counterparts, all of which together shall constitute one and the same Amendment.

7. Effect of Amendment

This Amendment and all terms herein are effective as of the date hereof subject to the terms and conditions set forth herein. Except as expressly amended hereby, all terms and conditions of the Lease shall continue in full force and effect throughout the Lease Term. The Lease, as amended hereby, constitutes the entire agreement of the parties and no further modification of the Lease shall be binding and effective unless evidenced by an agreement, in writing, signed by both Landlord and Tenant.

8. Miscellaneous

Words used herein which are defined in the Lease shall have the same meaning when used in this Amendment No. 2. Except as herein amended the Lease is hereby ratified, affirmed and approved. Landlord and Tenant both acknowledge and agree that to their best information and belief no default exists under the Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 as of the date first herein above written.

KILROY REALTY, L.P., A Delaware Limited Partnership		MEMEC, LLC, A Delaware Limited Liability Company

By:	KILROY REALTY CORPORATION, A Maryland Corporation, General Partner	By:	Doug Lindroth
		Title:	CFO

By:	/s/ NADINE K. KIRK	By:	/s/ BILL DICKEY
	Nadine K. Kirk		Bill Dickey

Title:	Vice President, Legal Administration	Title:	Treasurer

“TENANT”
By:	/s/ JOHN T. FUCCI
John T. Fucci

Title:	Sr. Vice President, Asset Management
“LANDLORD”

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